Prudential

MyRock℠ Advisor Variable Annuity

Issued by Pruco Life Insurance Company

Annuities Service Center
P.O. Box 7960
Philadelphia, PA 19176
Tel 800.513.0805 Fax 800.207.7806
www.prudential.com

Overnight, Certified, Registered Delivery:
Annuities Service Center
2101 Welsh Road
Dresher, PA 19025

1. OWNERSHIP INFORMATION

A. TYPE OF OWNERSHIP - Select One

☐ Natural Person(s) ☐ UGMA/UTMA ☐ Custodian ☐ Trust - *(If selecting a Trust, submit the Certificate of Entity Ownership for Trusts form with this application.)*

B. OWNER

☐ U.S. Citizen ☐ Resident Alien/Citizen of: ____________ ☐ Male ☐ Female

Social Security Number *(all 9 digits required)* or Tax ID ____________ Date of birth *(mm/dd/yyyy)* ____________

Name *(First, Middle, Last, Suffix, Trust or Custodian)* ____________

Street address ____________ City ____________ State ____ Zip ____

Home phone ____________ Mobile phone ____________ Email address ____________

C. JOINT OWNER - Not available if Owner is a Custodian, Trust or for Qualified Annuities. Joint Owner must be a natural person.

☐ Check here to designate the Joint Owners as each other's Primary Beneficiary.

☐ U.S. Citizen ☐ Resident Alien/Citizen of: ____________ ☐ Male ☐ Female

Social Security Number *(all 9 digits required)* ____________ Date of birth *(mm/dd/yyyy)* ____________

Name *(First, Middle, Last, Suffix)* ____________ ☐ Address Same as Owner

Street address ____________ City ____________ State ____ Zip ____

Home phone ____________ Relationship to Owner ____________

D. ANNUITANT - Complete this Section if the Annuitant is different from the Owner or if the Owner is a Custodian or Trust.

☐ U.S. Citizen ☐ Resident Alien/Citizen of: ____________ ☐ Male ☐ Female

Social Security Number *(all 9 digits required)* ____________ Date of birth *(mm/dd/yyyy)* ____________

Name *(First, Middle, Last, Suffix)* ____________ ☐ Address Same as Owner

Street address ____________ City ____________ State ____ Zip ____

Home phone ____________ Mobile phone ____________ Email address ____________

P-VA-APP(2/20) Page 1 of 10 ORD 310098
(All pages must be returned)

1. OWNERSHIP INFORMATION (continued) E. OPTIONAL OTHER ANNUITANT For Custodial IRA contracts your Optional Other Annuitant will be set up as a Contingent Annuitant. For Non-Qualified contracts your Optional Other Annuitant will be set up as a Joint Annuitant. U.S. Citizen Resident Alien/Citizen of: Male Female Social Security Number (all 9 digits required) Date of birth (mm/dd/yyyy) Address Same as Owner Name (First, Middle, Last, Suffix) Street address City State Zip Home phone Relationship to Owner 2. BENEFICIARY INFORMATION • Select Primary or Contingent Beneficiary type for each beneficiary. The beneficiary type will be Primary if not selected. • Percentage for all Primary Beneficiaries must total 100%. Percentage for all Contingent Beneficiaries must total 100%. • For more than 3 beneficiaries, use section 5 to provide all information requested below for each beneficiary. • For Custodial IRA contracts, the Custodian must be listed as the sole Primary Beneficiary. Primary Contingent Social Security Number (all 9 digits required) or Tax ID Date of birth (mm/dd/yyyy) % Name (First, Middle, Last, Suffix, Trust or Custodian) Relationship Percentage TRUSTEE NAME AND DATE OF TRUST REQUIRED ONLY IF A TRUST IS LISTED AS BENEFICIARY Trustee Name Date of Trust (mm/dd/yyyy) Primary Contingent Social Security Number (all 9 digits required) Date of birth (mm/dd/yyyy) % Name (First, Middle, Last, Suffix) Relationship Percentage Primary Contingent Social Security Number (all 9 digits required) Date of birth (mm/dd/yyyy) % Name (First, Middle, Last, Suffix) Relationship Percentage P-VA-APP(2/20) Page 2 of 10 ORD 310098 (All pages must be returned)

3. ANNUITY INFORMATION

A. TYPE OF CONTRACT TO BE ISSUED

☐ Non-Qualified ☐ 457(b)* *(gov't. entity)* ☐ IRA ☐ Roth IRA ☐ 403(b)*

☐ 457(b)* *(501(c) tax-exempt)* ☐ Roth 401(k)* *(Plan Year)* ________ ☐ 401* *(Plan Year)* ________

☐ SEP-IRA*

**The following information is only required if the contract is being issued under an employer sponsored plan, including a Simplified Employee Pension Plan (SEP).*

Are you Self Employed? ☐ Yes ☐ No

Employer Plan No. *(if available)* ________ Employer Plan Name ________

Street address ________ City ________ State ________ Zip ________

B. PREMIUM(S) - Must total at least $10,000

Source of Funds	Payment Type Qualified	Payment Type Non-Qualified	Expected Amount	Company Name *(if applicable)*	Account Number *(if applicable)*
☐ Funds Enclosed w/ App ☐ Transfer/Exchange Form Provided ☐ Owner Requesting Funds	☐ Transfer ☐ Direct Rollover ☐ Rollover ☐ Contribution Tax Year[1] ________	☐ 1035 Exchange ☐ Contribution	$		
☐ Funds Enclosed w/ App ☐ Transfer/Exchange Form Provided ☐ Owner Requesting Funds	☐ Transfer ☐ Direct Rollover ☐ Rollover ☐ Contribution Tax Year[1] ________	☐ 1035 Exchange ☐ Contribution	$		
☐ Funds Enclosed w/ App ☐ Transfer/Exchange Form Provided ☐ Owner Requesting Funds	☐ Transfer ☐ Direct Rollover ☐ Rollover ☐ Contribution Tax Year[1] ________	☐ 1035 Exchange ☐ Contribution	$		

Total Expected Amount $ ________

[1] If no year is indicated, contribution defaults to current tax year. Contributions cannot be attributed to the previous tax year after the annual Internal Revenue Service (IRS) tax deadline.

C. EXISTING COVERAGE AND REPLACEMENT QUESTIONS

Required: *Both the Owner Response and the Financial Professional Response columns must be completed.*	Owner Response	Financial Professional Response
Does the Owner have any existing individual life insurance policies or annuity contracts?	☐ YES ☐ NO	☐ YES ☐ NO
Will this annuity replace or change any existing individual life insurance policies or annuity contracts?	☐ YES ☐ NO	☐ YES ☐ NO

If you answered yes to either of these questions, you may be required to submit a state replacement form along with the application.

P-VA-APP(2/20) Page 3 of 10 (All pages must be returned) ORD 310098

3. ANNUITY INFORMATION (continued) OPTIONAL BENEFITS Optional Living Benefit: Defined Income Benefit Defined Income Benefit Your Guaranteed Income Amount will be based on a Single Designated Life basis unless you provide us with a Spousal Designated Life below. If your spouse is listed as the Primary Beneficiary in Section2, check this box to designate your spouse as the Spousal Designated Life for the Defined Income Benefit. OR For custodial accounts please provide the following information regarding the spouse. Name (First, Middle, Last) Male Female Date of birth (mm/dd/yyyy) Optional Death Benefit: Return of Premium Death Benefit Return of Premium Death Benefit Available as a stand-alone benefit or with Defined Income Benefit. 4. INVESTMENT SELECTION - NOTE: ALL ELECTIONS MUST BE IN WHOLE PERCENTAGES, NOT DOLLARS A. 6 OR 12 MONTH DOLLAR COST AVERAGING (DCA) PROGRAM - Please see the prospectus for details on this program. If not enrolling in 6 or 12 Month DCA, proceed to the next section. If enrolling in 6 or 12 Month DCA, check the applicable box and proceed to Section 4C to select the Portfolios to which your DCA transfers will be allocated. You may not participate in both the 6 and 12 Month DCA at the same time. 6 or 12 Month DCA may not be available in all states. 6 or 12 Month DCA is not available if you have elected the Defined Income Benefit. 6 Month DCA % of Purchase Payment 12 Month DCA % of Purchase Payment If you choose to allocate less than 100% of your purchase payment to the 6 or 12 month DCA program, the remaining per- centage of your purchase payment will be allocated to the investments you select in Section 4C. Each time you make an additional Purchase Payment, you need to elect a new 6 or 12 Month DCA program for that additional purchase payment. B. AUTOMATIC REBALANCING Check here if you would like the below percentages to rebalance. Indicate the day of the month and frequency. Day of the Month (1st - 28th) ______ Rebalancing Frequency: Monthly Quarterly Semi-Annually Annually We will not automatically rebalance your variable Account Value to stay consistent with the original allocation unless you specifically direct us to do so in the Automatic Rebalancing section above. You and your Financial Professional are responsible for determining which Sub-account(s) are best for you. P-VA-APP(2/20) Page 4 of 10 ORD 310098 (All pages must be returned)

4. INVESTMENT SELECTION - *NOTE: ALL ELECTIONS MUST BE IN WHOLE PERCENTAGES, NOT DOLLARS* *(continued)*

C. INVESTMENT OPTIONS

If you elected the **Defined Income Benefit** you may only choose from the "Fixed Income, Domestic" Investment Options in the box on page 6. If you did not elect the Defined Income Benefit you may choose any of the Investment Options below.

Prudential assesses a Fund Access Charge on Account Value invested in certain Investment Options. Please see the product prospectus for the list of Investment Options to which the Fund Access Charge applies.

EQUITY

Large-Cap Growth

- _____ American Funds Insurance Series® Growth Fund - Class 1
- _____ BlackRock Capital Appreciation V.I. Fund - Class I
- _____ BlackRock Large Cap Focus Growth V.I. Fund - Class I
- _____ ClearBridge Variable Aggressive Growth Portfolio - Class I
- _____ ClearBridge Variable Large Cap Growth Portfolio - Class I
- _____ Fidelity® Variable Insurance Products Contrafund℠ Portfolio - Initial Class
- _____ Fidelity® Variable Insurance Products Growth Opportunities Portfolio - Initial Class
- _____ Fidelity® Variable Insurance Products Growth Portfolio - Initial Class
- _____ MFS® Growth Series - Initial Class
- _____ MFS® Massachusetts Investors Growth Stock Portfolio - Initial Class
- _____ PSF Jennison Portfolio - Class I
- _____ Vanguard Variable Insurance Fund Capital Growth Portfolio
- _____ Vanguard Variable Insurance Fund Growth Portfolio

Large-Cap Blend

- _____ American Funds Insurance Series® Blue Chip Income and Growth Fund - Class 1
- _____ American Funds Insurance Series® Growth-Income Fund - Class 1
- _____ BlackRock Advantage Large Cap Core V.I. Fund - Class I
- _____ ClearBridge Variable Appreciation Portfolio - Class I
- _____ MFS® Investors Trust Series - Initial Class
- _____ MFS® Research Series - Initial Class
- _____ PSF Equity Portfolio - Class I
- _____ PSF Jennison 20/20 Focus Portfolio - Class I
- _____ PSF Stock Index Portfolio - Class I
- _____ Vanguard Variable Insurance Fund Equity Index Portfolio
- _____ Vanguard Variable Insurance Fund Total Stock Market Index Portfolio

Large-Cap Value

- _____ BlackRock Basic Value V.I. Fund - Class I
- _____ BlackRock Equity Dividend V.I. Fund - Class I
- _____ ClearBridge Variable Dividend Strategy Portfolio - Class I
- _____ MFS® Value Series - Initial Class
- _____ PSF Value Portfolio - Class I
- _____ Vanguard Variable Insurance Fund Equity Income Portfolio
- _____ Vanguard Variable Insurance Fund Diversified Value Portfolio
- _____ VA U.S. Large Value Portfolio

Mid-Cap Growth

- _____ MFS® Mid Cap Growth Series Initial Class
- _____ PSF SP Prudential U.S. Emerging Growth Portfolio - Class I

Mid-Cap Blend

- _____ ClearBridge Variable Mid Cap Portfolio - Class I
- _____ Fidelity® Variable Insurance Products Mid Cap Portfolio - Initial Class
- _____ Vanguard Variable Insurance Fund Mid-Cap Index Portfolio

Small-Cap Growth

- _____ ClearBridge Variable Small Cap Growth Portfolio - Class I
- _____ MFS® New Discovery Series - Initial Class

Small-Cap Blend

- _____ Fidelity® Variable Insurance Products Disciplined Small Cap Portfolio - Initial Class
- _____ PSF Small Capitalization Stock Portfolio - Class I

Small-Cap Value

- _____ PSF SP Small-Cap Value Portfolio - Class I
- _____ VA U.S. Targeted Value Portfolio

International Developed Markets

- _____ Fidelity® Variable Insurance Products International Capital Appreciation Portfolio - Initial Class
- _____ MFS® International Intrinsic Value Portfolio - Initial Class
- _____ PSF Global Portfolio - Class I
- _____ PSF SP International Growth Portfolio - Class I
- _____ VA International Small Portfolio
- _____ VA International Value Portfolio

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4. INVESTMENT SELECTION - *NOTE: ALL ELECTIONS MUST BE IN WHOLE PERCENTAGES, NOT DOLLARS* *(continued)*

C. INVESTMENT OPTIONS *(continued)*

______ Vanguard Variable Insurance Fund International Portfolio

______ Vanguard Variable Insurance Fund Total International Stock Market Index Portfolio

International Emerging Markets

______ Fidelity® Variable Insurance Products Emerging Markets Portfolio - Initial Class

Sector Exposure

______ Fidelity® Variable Insurance Products Consumer Discretionary Portfolio - Initial Class

______ Fidelity® Variable Insurance Products Financial Services Portfolio - Initial Class

______ Fidelity® Variable Insurance Products Health Care Portfolio - Initial Class

______ Fidelity® Variable Insurance Products Industrials Portfolio - Initial Class

______ Fidelity® Variable Insurance Products Technology Portfolio - Initial Class

______ Fidelity® Variable Insurance Products Utilities Portfolio - Initial Class

______ MFS® Technology Portfolio - Initial Class

______ MFS® Utilities Series - Initial Class

______ PSF Natural Resources Portfolio - Class I

______ Vanguard Variable Insurance Fund Real Estate Index Portfolio

FIXED INCOME

Domestic

If you elected the Defined Income Benefit you may only choose from these Investment Options.

______ AST BlackRock Corporate Bond Portfolio

______ AST PIMCO Corporate Bond Portfolio

______ AST Prudential Corporate Bond Portfolio

______ AST T. Rowe Price Corporate Bond Portfolio

______ AST Western Asset Corporate Bond Portfolio

______ American Funds Insurance Series® Bond Fund - Class 1

______ American Funds Insurance Series® U.S. Government/AAA-Rated Securities Fund - Class 1

______ Fidelity® Variable Insurance Products Investment Grade Bond Portfolio - Initial Class

______ MFS® Total Return Bond Series - Initial Class

______ PSF Diversified Bond Portfolio - Class I

______ PSF Government Income Portfolio - Class I

______ Vanguard Variable Insurance Fund Total Bond Market Index Portfolio

______ Western Asset Core Plus VIT Portfolio - Class I

High Yield

______ Fidelity® Variable Insurance Products High Income Portfolio - Initial Class

______ PSF High Yield Bond Portfolio - Class I

______ Vanguard Variable Insurance Fund High Yield Bond Portfolio

______ Western Asset Variable Global High Yield Bond Portfolio - Class I

Global Fixed Income

______ VA Global Bond Portfolio

______ Vanguard Variable Insurance Fund Global Bond Index Portfolio

Money Market

______ PSF Government Money Market Portfolio - Class I

Short Term

______ American Funds Insurance Series® Ultra-Short Bond Fund - Class 1

______ Vanguard Variable Insurance Fund Short-Term Investment-Grade Portfolio

______ VA Short-Term Fixed Portfolio

Floating Rate

______ Fidelity® Variable Insurance Products Floating Rate High Income Portfolio - Initial Class

Unconstrained

______ Fidelity® Variable Insurance Products Strategic Income Portfolio - Initial Class

ASSET ALLOCATION

______ American Funds Insurance Series® Asset Allocation Fund - Class 1

______ BlackRock Global Allocation V.I. Fund - Class I

______ DFA VA Global Moderate Allocation Portfolio

______ Fidelity® Variable Insurance Products Balanced Portfolio - Initial Class

______ MFS® Total Return Series - Initial Series

______ PSF Conservative Balanced Portfolio - Class I

______ PSF Flexible Managed Portfolio - Class I

______ QS Variable Conservative Growth - Class I

______ QS Variable Growth Portfolio - Class I

______ QS Variable Moderate Growth - Class I

______ Vanguard Variable Insurance Fund Balanced Portfolio

______ Vanguard Variable Insurance Fund Conservative Allocation Portfolio

______ Vanguard Variable Insurance Fund Moderate Allocation Portfolio

Total ______ %

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5. ADDITIONAL INFORMATION If needed for: • Beneficiaries (include Beneficiary’s full social security number, name, date of birth, relationship to the owner, the Beneficiary type (Primary or Contingent) and the applicable percentage.) • Interested Parties (include name, social security number, date of birth and address.) • Special Instructions 6. FINANCIAL PROFESSIONAL AUTHORIZATION By signing this application, you authorize your financial professional, who is also signing this application, to perform Contract Maintenance and Provide Investment/Allocation Instructions as defined in the Definitions and Disclosure. To revoke this authorization to perform one or both activities, check the appropriate box below: Contract Maintenance Investment/Allocation Instructions If you wish to authorize an additional financial professional to provide advisory services to you in connection with this annuity, you must complete the appropriate form(s). 7. IMPORTANT NOTICES, OWNER ACKNOWLEDGEMENTS AND SIGNATURE(S) To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions, including insurance companies, to obtain, verify, and record information that identifies each person who opens an account, including an application for an annuity contract. When you apply for an annuity contract, we ask for your name, address, date of birth, and other information that will allow us to identify you. We may also ask to see identifying documents. ALABAMA: Any person who knowingly presents a false or fraudulent ARIZONA: Upon written request an insurer is required to provide, within claim for payment of a loss or benefit or who knowingly presents false a reasonable time, factual information regarding the benefits and provisions information in an application for insurance is guilty of a crime and may be of the annuity contract to the contract owner. subject to restitution fines or confinement in prison, or any combination If for any reason you are not satisfied with this contract, youmay return it thereof. to us within 10 days (or 30 days for applicants 65 or older) of the date you ALASKA: All statements and descriptions in an application for an receive it. All you have to do is take it or mail it to one of our offices or to the insurance policy or annuity contract, or in negotiations for the policy or representative who sold it to you, and it will be canceled from the beginning. contract, by or in behalf of the insured or annuitant, shall be considered If this is not a variable contract, any monies paid will be returned promptly. to be representations and not warranties. Misrepresentations, omissions, If this is a variable contract, any monies paid will be returned promptly after concealment of facts, and incorrect statements may not prevent a recovery being adjusted according to state law. under the policy or contract unless either (1) fraudulent; (2) material either COLORADO: It is unlawful to knowingly provide false, incomplete, or to the acceptance of the risk, or to the hazard assumed by the insurer; or (3) misleading facts or information to an insurance company for the purpose the insurer in good faith would either not have issued the policy or contract, of defrauding or attempting to defraud the company. Penalties may include or would not have issued a policy or contract in as large an amount, or at the same premium or rate, or would not have provided coverage with imprisonment, fines, denial of insurance, and civil damages. respect to the hazard resulting in the loss, if the true facts had been made Any insurance company or agent of an insurance company who knowingly known to the insurer as required either by the application for the policy or provides false, incomplete, or misleading facts or information to a policy contract or otherwise. holder or claimant for the purpose of defrauding or attempting to defraud the policy holder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies. P-VA-APP(2/20) Page 7 of 10 ORD 310098 (All pages must be returned)

7. IMPORTANT NOTICES, OWNER ACKNOWLEDGEMENTS AND SIGNATURE(S) (continued) FLORIDA: Any person who knowingly and with intent to injure, OHIO: Any person who, with intent to defraud or knowing that he is defraud or deceive any insurer, files a statement of claim or facilitating a fraud against an insurer, submits an application or files a claim an application containing any false, incomplete or misleading containing a false or deceptive statement is guilty of insurance fraud. information is guilty of a felony of the third degree. OKLAHOMA: WARNING — Any person who knowingly, and KANSAS: Any person who knowingly presents a false or fraudulent claim with intent to injure, defraud or deceive any insurer, makes any claim for for payment of a loss or benefit or knowingly presents false information in the proceeds of an insurance policy containing any false, incomplete or an application for insurance may be guilty of insurance fraud as determined misleading information is guilty of a felony. by a court of law and may be subject to fines and confinement in prison. OREGON and VERMONT: — Any person who knowingly presents a KENTUCKY: Any person who knowingly and with intent to defraud materially false statement in an application for insurance may be guilty of a any insurance company or other person files an application for insurance criminal offense and subject to penalties under state law. containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a PENNSYLVANIA: Any person who knowingly and with intent to fraudulent insurance act, which is a crime. defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information MAINE, TENNESSEE and WASHINGTON: It is a crime to or conceals for the purpose of misleading, information concerning any fact knowingly provide false, incomplete or misleading information to material thereto commits a fraudulent insurance act, which is a crime and an insurance company for the purpose of defrauding the company. subjects such person to criminal and civil penalties. Penalties may include imprisonment, fines or a denial of insurance benefits. VIRGINIA: Any person who, with the intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files MARYLAND: Any person who knowingly or willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly or willfully a claim containing a false or deceptive statement may have violated the presents false information in an application for insurance is guilty of a crime state law. and may be subject to fines and confinement in prison. ALL OTHER STATES: Any person who knowingly and willfully NEW JERSEY: Any person who includes any false or misleading presents a false or fraudulent claim for payment of a loss or benefit or information on an application for an insurance policy is subject to criminal who knowingly and willfully presents false information in an application for and civil penalties. insurance is guilty of a crime and may be subject to fines and confinement in prison. NORTH CAROLINA: North Carolina residents must respond to this question: Do you believe the annuity meets your financial objectives and anticipated future financial needs? Yes No By signing below, I acknowledge that I have read, understand, and agree to the following statements: • I represent that the Annuity for which I am applying is not being purchased for speculation, arbitrage, viatication or any other type of collective investment scheme now or at any time prior to its termination; and • I acknowledge that the Annuity for which I am applying may not be traded on any stock exchange or secondary market; and • I represent that I am not being compensated in any way for the purchase of the Annuity for which I am applying; and • I understand that if I have purchased another Non-Qualified Annuity from Pruco Life or an affiliated company this calendar year that they will be considered as one annuity for tax purposes. If I take a distribution from any of these contracts, the taxable amount of the distribution will be reported to me and the IRS based on the earnings in all such contracts purchased during this calendar year; and • This variable annuity is suitable for my investment time horizon, goals and objectives and financial situation and needs; and • I understand that annuity payments, benefits or surrender values, when based on the investment experience of the separate account investment options, are variable and not guaranteed as to a dollar amount; and • I represent to the best of my knowledge and belief that the statements made in this application are true and complete; and • I acknowledge that I have received a current prospectus for this annuity; and • I understand and acknowledge that the investment advisory services provided to me in connection with this Annuity are not provided by Pruco Life Insurance Company or Prudential Annuity Distributors, Inc. (“PAD”) and neither Pruco Life Insurance Company nor PAD are responsible for, and will not be liable to me for, such investment advisory services; and • I understand that any investment advisory fee I will pay for advisory services is in addition to and separate from the fees and expenses of this Annuity; and • I understand that amounts allocated to the 6 or 12 Month DCA Options may be subject to a Market Value Adjustment if withdrawn or transferred prior to completion of the 6 or 12 Month DCA Program. See prospectus for details. P-VA-APP(2/20) Page 8 of 10 ORD 310098 (All pages must be returned)

7. IMPORTANT NOTICES, OWNER ACKNOWLEDGEMENTS AND SIGNATURE(S) (continued) REQUIRED: State where this application was signed (If application is signed in a State other than the Owner’s State of Residence, a Contract Situs Form is required.) OWNER’S TAX CERTIFICATION (Substitute Form W-9) - To be completed only by U.S. persons (including U.S. citizens and resident aliens). If not a U.S. person, you are required to submit the applicable IRS Form W-8 series. Under penalties of perjury, I certify that the taxpayer identification number listed on this form is my correct SSN/EIN and I am a U.S. citizen or other U.S. person (including resident aliens). I further certify that I am exempt from backup withhold- ing and/or FATCA reporting unless I check the applicable box(es) below: I have been notified by the Internal Revenue Service that I am subject to backup withholding due to the failure to report all interest or dividends. Prudential is required to withhold income tax on any payments which include interest and dividends when the owner is subject to backup withholding. I am subject to the reporting requirements of the Foreign Account Tax Compliance Act (FATCA). The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. SIGN HERE Owner Signature (or trustee or custodian, if applicable) Date of Signature (mm/dd/yyyy) TITLE (if any) If signing on behalf of a custodian, you must indicate your official title / position with the entity; if signing as a Trustee for a Trust, please provide the Trustee designation. SIGN HERE Joint Owner Signature Date of Signature (mm/dd/yyyy) SIGN HERE Annuitant Signature (if different from Owner) Date of Signature (mm/dd/yyyy) SIGN HERE Joint / Contingent Annuitant Signature Date of Signature (mm/dd/yyyy) P-VA-APP(2/20) Page 9 of 10 ORD 310098 (All pages must be returned)

8. FINANCIAL PROFESSIONAL ACKNOWLEDGEMENTS AND SIGNATURE(S) FINANCIAL PROFESSIONAL STATEMENT I am authorized and/or appointed to sell this variable annuity. I have reviewed the training materials provided by Prudential. I have fully discussed and explained the variable annuity features and charges including restrictions to the Owner. I believe this variable annuity is suitable given the Owner’s investment time horizon, goals and objectives, and financial situation and needs. I represent that: (a) I have delivered current applicable prospectuses and any supplements for the variable annuity (which includes summary descriptions of the underlying investment options); and (b) have used only current Pruco Life approved sales material. I certify that I have truly and accurately recorded on this application the information provided by the applicant. I acknowledge that Pruco Life and its affiliates will rely on this statement. SIGN HERE Financial Professional Signature Date of Signature (mm/dd/yyyy) SIGN HERE Financial Professional Signature Date of Signature (mm/dd/yyyy) A. FINANCIAL PROFESSIONAL(S) USE ONLY Name (First, Middle, Last ) Percentage % ID Number Telephone Number Email address Name (First, Middle, Last ) Percentage % ID Number Telephone Number Email address B. BROKER/DEALER USE ONLY Name: FOR BROKER/DEALER USE ONLY Networking No. Annuity No. (If established) P-VA-APP(2/20) Page 10 of 10 ORD 310098 (All pages must be returned)